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                                                                    EXHIBIT 23.5
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                     CONSENT OF JSI CAPITAL ADVISORS, LLC



We hereby consent to the reference to our firm under the captions "Merger Negotiations" and "Conestoga's Reasons for the Merger" in the Registration Statement (Form S-4) and the related Proxy Statement/Prospectus of Conestoga Enterprises, Inc. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                       JSI CAPITAL ADVISORS, LLC



                                                           William E. King, CPA
                                                           Director
                                                           December 16, 1999